UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Cambria ETF Trust

(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(IRS Employer
Identification No.)

2321 Rosecrans Avenue, Suite 3225
El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
Cambria Shareholder Yield ETF	CBOE BZX Exchange, Inc.	46-0578676
Cambria Global Value ETF	CBOE BZX Exchange, Inc.	46-4274822
Cambria Global Momentum ETF	CBOE BZX Exchange, Inc.	47-1824653

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-180879

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Registrant’s securities to be registered hereunder is set forth in Post-Effective Amendment No. 79 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-180879 and 811-22704), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR on August 28, 2018, which is incorporated herein by reference.

Item 2.	Exhibits

A.	Registrant’s Trust Instrument, as adopted September 9, 2011, is incorporated herein by reference to Exhibit (a)(ii) to Post-Effective Amendment No 10 to the Registrant’s Registration Statement on Form N-1A (File No. 333-180879), as filed with the SEC via EDGAR Accession No. 0001398344-14-001417 on March 4, 2014.

B.	Registrant’s By-Laws, as adopted September 9, 2011, are incorporated herein by reference to Exhibit (b) of the Registrant’s Initial Registration Statement on Form N-1A (File No. 333-180879), as filed with the SEC via EDGAR Accession No. 0000898432-12-000511 on April 23, 2012.

C.	Registrant’s Form of Authorized Participant Agreement, is incorporated herein by reference to Exhibit (e)(ii) to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A (File No. 333-180879), as filed with the SEC via EDGAR Accession No. 0001144204-13-026100 on May 3, 2013.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAMBRIA ETF TRUST

Date: December 11, 2018	By:	/s/ Mebane T. Faber
Mebane T. Faber
President and Trustee